Filed Pursuant to Rule 424(b)(3)
Registration No. 333-155800

July 2013 Performance Update

The Frontier Fund Supplement Dated July 31, 2013 to Prospectus Dated April 30, 2013.

The Frontier Fund Class 1 Original

THE FRONTIER FUND’S GOAL: To provide you – the investor – with a managed futures product that, over the long term, provides attractive returns, reduces volatility, and improves the overall performance of your investment portfolio.

July performance for the various Series of The Frontier Fund is detailed below:*

The Frontier Fund Class 1 Original	July 31, 2013	July 31, 2013	NAV / Unit
	MTD	YTD
Balanced Series-1	-4.22%	-13.63%	$100.47
Frontier Select Series-1	-1.14%	1.81%	$80.08
Frontier Heritage Series-1	-1.45%	2.23%	$96.66
Winton Series-1	-2.01%	-0.46%	$130.14

Additional information, including monthly rates of return, concerning the aforementioned Series and the Trading Advisor(s) is contained in the Prospectus and the respective Series Appendix to the Prospectus.

*	The above table sets forth the actual performance for the Class and Series as of July 31, 2013. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expense, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees, and interest income of the applicable Series.

THIS INSERT MUST BE ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF THE FRONTIER FUND

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

THE FRONTIER FUND BALANCED SERIES—1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

July 31, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(5,252,605.33)
Unrealized trading gain (loss)	1,339,142.35
Less: Commissions	(155,621.19)
Less: Trading Fee paid to Managing Owner	(70,333.45)
Interest income	27,821.08

Total Income	(4,111,596.54)
EXPENSES
Broker service fees	281,335.05
Incentive fees	0.00
Management fees	105,524.31

Total Expenses	386,859.36

Net Income (Loss)	$(4,498,455.90)

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	1,030,439.47544	$108,082,751.69	$104.89
Current month additions	202.88813	20,775.76
Current month redemptions	(40,110.27976)	(4,087,486.23)
Net income (loss) for current month		(4,498,455.90)	(4.42)

Net asset value, end of current month	990,532.08381	$99,517,585.32	$100.47

	Monthly rate of return		-4.22%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ Vance Sanders

Vance Sanders, Chief Financial Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—BALANCED SERIES—1

THE FRONTIER FUND FRONTIER SELECT SERIES—1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

July 31, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$91,220.90
Unrealized trading gain (loss)	(216,948.55)
Less: Commissions	(6,366.28)
Less: Trading Fee paid to Managing Owner	(12,983.93)
Interest income	23,246.89

Total Income	(121,830.97)
EXPENSES
Broker service fees	51,933.84
Incentive fees	0.00
Management fees	43,747.38

Total Expenses	95,681.22

Net Income (Loss)	$(217,512.19)

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	238,542.75742	$19,323,353.67	$81.01
Current month additions	14.07082	1,140.22
Current month redemptions	(5,431.98946)	(437,338.83)
Net income (loss) for current month		(217,512.19)	(0.93)

Net asset value, end of current month	233,124.83878	$18,669,642.87	$80.08

	Monthly rate of return		-1.14%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ Vance Sanders

Vance Sanders, Chief Financial Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—FRONTIER SELECT SERIES—1

THE FRONTIER FUND FRONTIER HERITAGE SERIES—1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

July 31, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(45,008.94)
Unrealized trading gain (loss)	(95,137.46)
Less: Commissions	(534.58)
Less: Trading Fee paid to Managing Owner	(9,347.24)
Interest income	9,256.25

Total Income	(140,771.97)
EXPENSES
Broker service fees	37,388.52
Incentive fees	0.00
Management fees	20,920.86

Total Expenses	58,309.38

Net Income (Loss)	$(199,081.35)

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	141,485.03261	$13,877,264.49	$98.08
Current month additions	32.84447	3,231.38
Current month redemptions	(2,017.48800)	(196,978.40)
Net income (loss) for current month		(199,081.35)	(1.42)

Net asset value, end of current month	139,500.38908	$13,484,436.12	$96.66

	Monthly rate of return		-1.45%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ Vance Sanders

Vance Sanders, Chief Financial Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—FRONTIER HERITAGE SERIES—1

THE FRONTIER FUND WINTON SERIES—1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

July 31, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(185,863.26)
Unrealized trading gain (loss)	(238,052.52)
Less: Commissions	(2,199.58)
Less: Trading Fee paid to Managing Owner	(19,208.67)
Interest income	20,417.28

Total Income	(424,906.75)
EXPENSES
Broker service fees	76,831.57
Incentive fees	0.00
Management fees	69,038.09

Total Expenses	145,869.66

Net Income (Loss)	$(570,776.41)

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	214,646.40402	$28,506,866.30	$132.81
Current month additions	108.98781	14,487.70
Current month redemptions	(1,393.27403)	(184,649.32)
Net income (loss) for current month		(570,776.41)	(2.67)

Net asset value, end of current month	213,362.11780	$27,765,928.27	$130.14

	Monthly rate of return		-2.01%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ Vance Sanders

Vance Sanders, Chief Financial Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—WINTON SERIES—1

THE FRONTIER FUND BALANCED SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

July 31, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(7,381,793.02)
Unrealized trading gain (loss)	1,885,154.71
Less: Commissions	(218,669.86)
Less: Trading Fee paid to Managing Owner	(98,926.12)
Interest income	43,773.12

Total Income	(5,770,461.17)
EXPENSES
Trading fees	0.00
Broker service fees	281,398.55
Incentive fees	0.00
Management fees	148,402.09

Total Expenses	429,800.64

Net Income (Loss)	$(6,200,261.81)

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	1,355,140.69975	$151,741,187.69	$111.97
Current month additions	231.51710	24,597.25
Current month redemptions	(48,657.53929)	(5,219,800.56)
Net income (loss) for current month		(6,200,261.80)	(4.57)

Net asset value, end of current month	1,306,714.67756	$140,345,722.58	$107.40

	Monthly rate of return		-4.08%

*	Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ Vance Sanders

Vance Sanders, Chief Financial Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—BALANCED SERIES

THE FRONTIER FUND FRONTIER SELECT SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

July 31, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$103,789.65
Unrealized trading gain (loss)	(247,998.10)
Less: Commissions	(7,266.96)
Less: Trading Fee paid to Managing Owner	(14,823.21)
Interest income	26,540.57

Total Income	(139,758.05)
EXPENSES
Trading fees	0.00
Broker service fees	51,933.84
Incentive fees	0.00
Management fees	49,944.22

Total Expenses	101,878.06

Net Income (Loss)	$(241,636.11)

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	264,876.25685	$22,063,028.57	$83.30
Current month additions	14.07082	1,140.22
Current month redemptions	(7,515.01014)	(651,853.29)
Net income (loss) for current month		(241,636.11)	(1.04)

Net asset value, end of current month	257,375.31753	$21,170,679.39	$82.26

	Monthly rate of return		-1.25%

*	Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ Vance Sanders

Vance Sanders, Chief Financial Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—FRONTIER SELECT SERIES

THE FRONTIER FUND FRONTIER HERITAGE SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

July 31, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(56,795.73)
Unrealized trading gain (loss)	(119,739.51)
Less: Commissions	(673.52)
Less: Trading Fee paid to Managing Owner	(11,777.95)
Interest income	11,663.33

Total Income	(177,323.38)
EXPENSES
Trading fees	0.00
Broker service fees	37,388.52
Incentive fees	0.00
Management fees	26,361.27

Total Expenses	63,749.79

Net Income (Loss)	$(241,073.17)

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	169,869.84395	$17,483,135.21	$102.92
Current month additions	32.84447	3,231.38
Current month redemptions	(2,326.88045)	(236,398.43)
Net income (loss) for current month		(241,073.17)	(1.42)

Net asset value, end of current month	167,575.80797	$17,008,894.99	$101.50

	Monthly rate of return		-1.38%

*	Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ Vance Sanders

Vance Sanders, Chief Financial Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—FRONTIER HERITAGE SERIES

THE FRONTIER FUND WINTON SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

July 31, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(253,049.09)
Unrealized trading gain (loss)	(327,025.63)
Less: Commissions	(3,000.69)
Less: Trading Fee paid to Managing Owner	(26,201.00)
Interest income	27,850.13

Total Income	(581,426.28)
EXPENSES
Trading fees	0.00
Broker service fees	76,831.57
Incentive fees	0.00
Management fees	94,169.28

Total Expenses	171,000.85

Net Income (Loss)	$(752,427.13)

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	278,087.95421	$38,860,194.27	$139.74
Current month additions	108.98781	14,487.70
Current month redemptions	(2,528.15021)	(365,812.42)
Net income (loss) for current month		(752,427.13)	(2.78)

Net asset value, end of current month	275,668.79181	$37,756,442.42	$136.96

	Monthly rate of return		-1.99%

*	Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ Vance Sanders

Vance Sanders, Chief Financial Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—WINTON SERIES